Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117811, 333-127876, 333-225428, 333-226648, and 333-242367 on Form S-8, and Registration Statement No. 333-230633 on Form S-3 of our report dated February 25, 2021, relating to the financial statements of MannKind Corporation and subsidiaries (“MannKind Corporation”) appearing in this Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, CA

February 25, 2021